Exhibit 99.1

  Great Elm Capital Corp. Announces Third Quarter 2018 Financial Results; Net Investment Income of $0.25 Per Share; Board Sets First Quarter 2019 Distribution of $0.25 Per Share ($0.083 Per Share Per Month)

Waltham, Mass., November 13, 2018 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended September 30, 2018.

FINANCIAL HIGHLIGHTS(1)

▪

Net investment income (“NII”) for the quarter ended September 30, 2018 was approximately $2.7 million, or $0.25 per share, equating to 1.0x distribution coverage for the quarter. For the nine months ended September 30, 2018, we generated $1.19 per share in NII vs. approximately $0.75 per share in distributions paid ($0.083 per share per month), representing nearly 1.6x distribution coverage YTD.

▪

In November 2018, the Board of Directors (the “Board”) set monthly distributions of $0.083 per share for the first quarter of 2019, representing a yield of approximately 8.3% of September 30, 2018 net asset value (“NAV”).

▪	Net assets on September 30, 2018 were approximately $127.8 million. NAV per share on September 30, 2018 was $12.00, as compared to $11.79 per share on June 30, 2018.
▪

We had approximately $898 thousand of net realized gains during the quarter ended September 30, 2018, or approximately $0.08 per share, and net unrealized appreciation of approximately $1.3 million, or approximately $0.12 per share.

▪

During the quarter ended September 30, 2018, we invested approximately $39.0 million across eight investments(2), including two new portfolio investments. During the quarter ended September 30, 2018, we monetized approximately $38.0 million across 17 investments (in part or in full(3)).

“This quarter marked the first full quarter since inception in which the Avanti third lien notes, which were converted to equity, did not generate any net investment income. Despite that, we successfully covered our distribution from NII for the eighth consecutive quarter,” remarked Peter A. Reed, GECC’s Chief Executive Officer. “On a year to date basis, we have covered our distribution by approximately 1.6 times, highlighting our team's ability to identify attractive investments with significant total return potential.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2018, we held 29 debt investments across 23 companies, totaling approximately $190.2 million and representing 85.6% of invested capital and 93.6% of the fair market value of investments. First lien and/or senior secured debt investments comprised 100.0% of the fair market value of our debt investments as of the same date. As of the same date, we had four equity investments, totaling approximately $13.0 million and representing 6.4% of the fair market value of investments.

As of September 30, 2018, the weighted average current yield on our debt portfolio was 11.6% with approximately 56.6% of invested debt capital, as measured by fair value of investments at quarter end, in floating rate instruments.

During the quarter ended September 30, 2018, we deployed approximately $39.0 million(2) into eight investments (two new companies, six existing portfolio companies). The weighted average price of the deployment activity was 89% of par, carrying a weighted average current yield of 10.99%. All of these investments are first lien and/or senior secured investments.

During the quarter ended September 30, 2018, we monetized 17 investments, in part or in full, for approximately $38.0 million(3), at a weighted average current yield of 8.99%. Our weighted average realization price was 100% of par.

LEGACY FULL CIRCLE PORTFOLIO

In the two years since the Full Circle Capital Corporation (“Full Circle”) merger closed, we have been diligently focused on monetizing the legacy portfolio. During that time, we have exited 23 positions across 15 portfolio companies realizing an aggregate total return of $4.6 million on these positions, which represents 109% of NAV, a significant achievement given the market’s previous assessment of this portfolio.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended September 30, 2018 was approximately $6.2 million, or $0.58 per share. Net expenses for the quarter ended September 30, 2018 were approximately $3.5 million, or $0.33 per share.

Net realized gains for the quarter ended September 30, 2018 were approximately $898 thousand, or $0.08 per share. Net unrealized appreciation from investments for the quarter ended September 30, 2018 was approximately $1.3 million, or $0.12 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2018, available liquidity from cash and money market investments was approximately $5.3 million, exclusive of our holdings of United States Treasury Bills. Total debt outstanding as of September 30, 2018 was $79.0 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL) and our 6.75% senior notes due January 2025 (NASDAQ: GECCM). Our asset coverage ratio was 258% and our debt to equity ratio was 0.62x.

SUBSEQUENT EVENTS

Distributions:

In October 2018, our Board set the monthly distributions for the first fiscal quarter of 2019 at a rate of $0.083 per share. The distribution schedule, including record date and payment date, will be established by GECC pursuant to authority granted by the Board and communicated to stockholders in December 2018.

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we may supplement monthly distributions with special distributions from NII generated in excess of the declared distributions(4).

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Tuesday, November 13, 2018 at 10:00 a.m. Eastern time to discuss its third quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 2686937 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The presentation will also be published before the opening of the financial markets on Tuesday, November 13, 2018.  Additionally, the conference call will be webcast simultaneously at: https://edge.media-server.com/m6/p/q8zdoqup.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC targets special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission (“SEC”). GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Meaghan K. Mahoney

Senior Vice President

+1 617 375-3006

mmahoney@greatelmcap.com  or investorrelations@greatelmcap.com

Endnotes:

(1) The per share figures are based on a weighted average of shares outstanding for the three months ended September 30, 2018, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor. Though GECC intends to pay distributions monthly, it is not obligated to do so.

(5) This deployment and monetization activity does not include revolver draws or ordinary course amortization payments.

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	September 30, 2018 (unaudited)	December 31, 2017
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $141,980 and $179,558, respectively)	$138,801	$144,996
Non-affiliated, non-controlled short term investments, at fair value (amortized cost of $75,870 and $65,892, respectively)	75,862	65,890
Affiliated investments, at fair value (amortized cost of $87,890 and $4,240, respectively)	42,794	1,770
Controlled investments, at fair value (amortized cost of $21,985 and $18,487, respectively)	21,662	18,104
Total investments	279,119	230,760

Cash and cash equivalents	4,060	2,916
Receivable for investments sold	390	12
Interest receivable	3,620	5,027
Due from portfolio company	448	204
Due from affiliates	674	692
Prepaid expenses and other assets	172	302
Total assets	$288,483	$239,913

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $1,215 and $1,435, respectively)	$31,416	$31,196
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,756 and $0, respectively)	44,642	-
Payable for investments purchased	76,973	66,165
Interest payable	354	354
Distributions payable	884	3,015
Due to affiliates	5,584	6,193
Accrued expenses and other liabilities	833	703
Total liabilities	$160,686	$107,626

Commitments and contingencies (Note 6)	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,652,401 and 10,652,401shares issued and outstanding, respectively)	$107	$107
Additional paid-in capital	198,426	198,426
Accumulated net realized losses	(31,303)	(33,328)
Undistributed net investment income	9,171	4,499
Net unrealized depreciation on investments	(48,604)	(37,417)
Total net assets	$127,797	$132,287
Total liabilities and net assets	$288,483	$239,913
Net asset value per share	$12.00	$12.42

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$4,326	$5,677	$11,363	$17,719
Non-affiliated, non-controlled investments (PIK)	-	-	-	-
Affiliated investments	(630)	-	568	48
Affiliated investments (PIK)	1,671	-	6,238	-
Controlled investments	499	670	1,609	1,544
Controlled investments (PIK)	261	-	696	-
Total interest income	6,127	6,347	20,474	19,311
Dividend income from non-affiliated, non-controlled investments	23	108	178	239
Other income from:
Non-affiliated, non-controlled investments	10	11	52	468
Affiliated investments	-	-	90	-
Controlled investments	21	-	47	-
Total other income	31	11	189	468
Total investment income	$6,181	$6,466	$20,841	$20,018

Expenses:
Management fees	$768	$547	$2,215	$1,686
Incentive fees	576	890	(607)	2,784
Administration fees	202	287	999	1,054
Custody fees	15	10	44	34
Directors’ fees	51	40	150	88
Professional services	325	212	791	719
Interest expense	1,457	717	4,188	1,979
Other expenses	101	193	432	462
Total expenses	3,495	2,896	8,212	8,806
Accrued administration fee waiver	-	-	-	70
Net expenses	$3,495	$2,896	$8,212	$8,876
Net investment income	$2,686	$3,570	$12,629	$11,142

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	$898	$59	$1,815	$3,420
Affiliated investments	-	-	-	-
Controlled investments	-	-	210	-
Total net realized gain (loss)	898	59	2,025	3,420
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(115)	(13,921)	(2,003)	(19,911)
Affiliated investments	620	230	(9,442)	(1,790)
Controlled investments	770	1,330	258	(681)
Total net change in unrealized appreciation (depreciation)	1,275	(12,361)	(11,187)	(22,382)
Net realized and unrealized gains (losses)	$2,173	$(12,302)	$(9,162)	$(18,962)
Net increase (decrease) in net assets resulting from operations	$4,859	$(8,732)	$3,467	$(7,820)

Net investment income per share (basic and diluted):	$0.25	$0.32	$1.19	$0.93
Earnings per share (basic and diluted):	$0.46	$(0.77)	$0.33	$(0.65)
Weighted average shares outstanding (basic and diluted):	10,652,401	11,342,048	10,652,401	11,988,368

GREAT ELM CAPITAL CORP.

PER SHARE DATA (unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Per Share Data:(1)
Net asset value, beginning of period	$12.42	$13.52
Net investment income	1.19	0.93
Net realized gains	0.19	0.29
Net change in unrealized appreciation (depreciation)	(1.05)	(1.98)
Net increase (decrease) in net assets resulting from operations	0.33	(0.76)
Accretion from share buybacks	-	0.37
Distributions declared from net investment income(2)	(0.75)	(0.75)
Net decrease resulting from distributions to common stockholders	(0.75)	(0.75)
Net asset value, end of period	$12.00	$12.38
Per share market value, end of period	$9.70	$10.44

Shares outstanding, end of period	10,652,401	10,729,831
Total return based on net asset value(3)	2.85%	(1.93)%
Total return based on market value(3)	6.63%	(4.22)%

Ratio/Supplemental Data:
Net assets, end of period	$127,797	$132,805
Ratio of total expenses to average net assets before waiver(4),(5)	8.56%	7.42%
Ratio of total expenses to average net assets after waiver(4),(5)	8.56%	7.48%
Ratio of incentive fees to average net assets(4)	(0.63)%	2.35%
Ratio of net investment income to average net assets(4),(5)	13.17%	9.39%
Portfolio turnover	48%	91%